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                                    LAW OFFICES OF

                                   C. TIMOTHY SMOOT
                                      Suite 174
                               23505 Crenshaw Boulevard
                           Torrance, California  90505-5221


Telephone: 310/530-3366                             Telecopier: 310/530-2211
                                                    E-Mail: Smoot@Earthlink.net






                                  CONSENT OF COUNSEL



Material Technologies, Inc.
East Tower, Suite 705
11835 W. Olympic Blvd.
Los Angeles, CA  90064




    C. Timothy Smoot, Esq., hereby consents (1) to the use of his opinion dated July 21, 1997, relating to Material Technologies, Inc., a Delaware corporation, filing an S-1 Registration Statement with the Securities and Exchange Commission for distribution of 707,911 shares of Class A Common Stock of Material Technologies, Inc., ("Matech") and (2) to the reference to the Law Offices of C. Timothy Smoot under "Experts" in the Registration Statement on Form S-1 and Amendments thereto relating to registering such shares under the Securities Act of 1933.



Torrance, California                                        C. Timothy Smoot
July 21, 1997                                         C. Timothy Smoot, Attorney